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                      SUBSIDIARIES OF QUAKER HOLDING CO.

                                    NONE.

                  SUBSIDIARIES OF DECISIONONE HOLDINGS CORP.

         NAME                                  JURISDICTION
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
DecisionOne Corporation                        Delaware
DecisionOne Corporation                        Ontario [Canada]
Decision Data Investment Corporation           Delaware
DecisionOne Supplies, Inc.                     Delaware
Decision Data Computer International, S.A.     Switzerland
Properties Holding Corporation                 Delaware
IC Properties Corporation                      Delaware
Properties Development Corporation             Delaware
Decision Data International Corporation        Delaware